Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Selected Consolidated Financial Data” and “Independent Registered Public Accounting Firm” and to the use of our reports dated March 15, 2011 in Amendment No. 12 to the Registration Statement on Form S-1 and the related Prospectus of FriendFinder Networks Inc. dated March 17, 2011.

/s/ EisnerAmper LLP

New York, New York

March 15, 2011